UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2025

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102
Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each ten warrants exercisable for one share of Voting Common Stock at an exercise price of $115.00	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 8, 2025, the Board of Directors (the “Board”) of Jasper Therapeutics, Inc. (the “Company”) approved a corporate reorganization to extend its cash runway, which includes a plan to reduce the Company’s workforce by approximately 50%. In connection with this corporate reorganization, the Company has refined its operating plan to focus on its briquilimab clinical development programs in chronic urticaria and is halting other clinical and preclinical programs along with the reduction in workforce.

The Company estimates that it will incur approximately $1.8 million - $2.2 million of cash expenditures in connection with the corporate reorganization, which relate to severance pay, and are expected to be incurred through the quarter ending September 30, 2025. The charges the Company expects to incur are subject to assumptions, and actual charges may differ from the amount disclosed in this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the corporate reorganization approved by the Board on July 8, 2025, effective as of August 1, 2025, Dr. Edwin Tucker, M.D., the Company’s Chief Medical Officer, will cease serving as the Company’s Chief Medical Officer. Pursuant to the Amended and Restated Employment Agreement, dated as of June 10, 2024, between the Company and Dr. Tucker (the “Tucker Employment Agreement”), Dr. Tucker’s departure from the Company will constitute a termination without Cause (as defined in the Tucker Employment Agreement), and, in accordance therewith, subject to Dr. Tucker executing a release in favor of the Company, Dr. Tucker will be entitled to receive an amount equal to 12 months of his base salary, payable in accordance with the Company’s payroll cycle, and the Company shall pay COBRA premiums for Dr. Tucker and his covered dependents for a period of up to 12 months.

Item 8.01. Other Events.

On July 9, 2025, the Company issued a press release announcing a corporate reorganization and other cost cutting measures to extend its cash runway. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company’s corporate reorganization will have its intended effect or result in the anticipated benefits. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release, dated July 9, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: July 9, 2025	By:	/s/ Herb Cross
		Name:	Herb Cross
		Title:	Chief Financial Officer

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